Exhibit 99.1

TO BUSINESS AND TECHNOLOGY EDITORS:

    Mitek Systems Sells Electronic Item Processing and Document Management
                   Business to Harland Financial Solutions

    POWAY, Calif., July 7 /PRNewswire-FirstCall/ -- Mitek Systems, Inc. ("Mitek") (OTC Bulletin Board: MITK) announced today that it has sold certain assets and granted exclusive distribution and licensing rights related to its CheckQuest(R) item processing and CaptureQuest(R) electronic document management solutions to Lake Mary, Florida-based Harland Financial Solutions, Inc. ("Harland"), a wholly owned subsidiary of John H. Harland Company
(NYSE: JH).
    In addition to the acquisition of certain assets, Harland has licensed from Mitek the QuickStrokes(R) family of recognition toolkits and the QuickFX(R) Pro form identification toolkit for use with CheckQuest and CaptureQuest. In addition, Harland will resell Mitek's full line of image-based fraud protection solutions.
    "We believe that our CheckQuest and CaptureQuest customers will benefit greatly from this sale and licensing of assets," said James DeBello, president and chief executive officer of Mitek Systems. "We are very pleased that our CheckQuest and CaptureQuest clients, along with the talented employees that support them, will now be part of Harland Financial Solutions, an acknowledged market leader in the financial technology space.
    "With Check 21 on the horizon, image-based check fraud protection technologies will become a critical component of operations for large and small banks alike. This sale and licensing of assets will allow Mitek to focus on its core competency of developing industry leading diagnostic tools for combating check fraud, recognition engines, and document processing solutions. We believe check fraud detection is likely to be a key area of growth and presents a sizeable opportunity for the Company," added DeBello.
    "Our clients are looking for item processing and electronic document management solutions that enable them to realize the front and back-office efficiencies made possible by Check 21," said John O'Malley, president of Harland Financial Solutions. "Existing users of CheckQuest and CaptureQuest are well positioned to realize these efficiencies. Now, our thousands of bank and credit union clients will have the opportunity to use these products, delivered as either an in-house or service bureau offering," added O'Malley.
    CheckQuest provides financial institutions with a high-performance, check imaging and item processing solution that positions them to take advantage of the efficiencies offered by Check 21. CaptureQuest is an electronic document management system that allows financial institutions to file, distribute, archive, retrieve and automatically process documents and forms of all types and quantities.

    About Mitek Systems
    Mitek Systems is a premier provider of check fraud protection solutions and check imaging software for the banking industry, and an established global supplier of embedded software recognition engines. Mitek develops recognition technology using advanced neural networking techniques and deploys this expertise in fraud prevention, check, financial document and forms processing applications. These applications automatically process over 8 billion documents per year for a variety of OEMs, reseller partners and end users.
For more information about Mitek Systems, contact the company at 14145 Danielson Street, Suite B, Poway, CA 92064; 858-513-4600 or visit http://www.miteksystems.com.

    About Harland Financial Solutions
    Harland Financial Solutions (http://www.harlandfinancialsolutions.com) supplies software and services to thousands of financial institutions of all sizes. Harland Financial Solutions is a leader in deposit & loan origination, platform, teller, call-center, mortgage, business intelligence, core systems, customer relationship management systems, and compliance training software.

    About Harland
    Atlanta-based John H. Harland Company (NYSE: JH) (www.harland.net) is listed on the New York Stock Exchange under the symbol "JH." Harland is a leading provider of software and printed products to the financial institution market. Harland's software solutions include, deposit & loan origination, platform, teller, call-center, mortgage, business intelligence, core systems, and customer relationship management systems. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (www.scantron.com), a wholly owned subsidiary, is a leading provider of software services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

    Forward-Looking Statement Disclosure
    With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainty. Forward-looking statements include, but are not limited to, statements relating to the transaction with Harland, development and pace of sales of Mitek's products, and expected trends and growth in Mitek's results of operations, and planned expansion of sales and marketing activities. Mitek's actual results could differ from such forward-looking statements. There can be no assurance that Mitek will achieve the results set forth herein. Mitek, Mitek Systems, CheckQuest, CaptureQuest, QuickStrokes and QuickFX Pro are registered trademarks of Mitek Systems, Inc. All other product or company names may be trademarks or registered trademarks of their respective holders.

    For further information please contact: James B. DeBello, President and CEO of Mitek Systems, Inc., +1-858-513-4600; or general information, Laurie Berman of Financial Relations Board, +1-310-407-6546, for Mitek Systems, Inc.

SOURCE  Mitek Systems, Inc.
    -0-                             07/07/2004
    /CONTACT: James B. DeBello, President and CEO of Mitek Systems, Inc., +1-858-513-4600; or general information, Laurie Berman of Financial Relations Board, +1-310-407-6546, for Mitek Systems, Inc./
    /Web site:  http://www.harland.net /
    /Web site:  http://www.harlandfinancialsolutions.com /
    /Web site:  http://www.miteksystems.com /
    (MITK JH)

CO: Mitek Systems, Inc.; Harland Financial Solutions, Inc.; John H. Harland Company
ST:  California
IN:  FIN CPR STW MLM ITE ECM OTC
SU:  TNM